                                                                   EXHIBIT 10.13

                         SOFTWARE DEVELOPMENT LICENSE
                          AND DISTRIBUTION AGREEMENT


     This Software License and Distribution Agreement (the "Agreement") is entered as of June 3, 1996 (hereinafter "Effective Date') by and between First Floor Software, Inc., a California corpora tion, with its principal place of business at 444 Castro Street, Mountain View, California 94041 (hereinafter "First Floor"), and Aurum Software, Inc. a California corporation, with its principal place of business at 3385 Scott Boulevard, Santa Clara, CA 95054 (hereafter "Aurum").

     WHEREAS, First Floor markets a product called Smart Bookmarks (defined below) that allows a single user to monitor, organize, and cache for off-line viewing information on the Internet. First Floor also markets a product called InfoServer (defined below) which allows one touch publishing of custom Smart Bookmark catalogs.

     WHEREAS, subject to the terms and conditions contained herein, First Floor desires to grant and Aurum desires to acquire certain exclusive license and distribution rights to the Smart Bookmark and InfoServer products in order for Aurum to resell these products to its Sales Force Automation customers wishing to implement Internet/Web-based Marketing Encyclopedia Systems.

     NOW THEREFORE, in consideration of the foregoing and the promises, mutual covenants and conditions contained herein, the parties agree as follows:

          1.   DEFINITIONS.
               -----------

          a. "Documentation" shall mean the manuals developed by or for First Floor that are distributed with the products and that describe the installation, operation and use of the Products.

          b. "First Floor Trademarks" shall mean the First Floor trade name, logo, and other First Floor trademarks as listed in Attachment C or added by First Floor from time to time in its sole discretion.

          c. "InfoServer" shall mean First Floor's custom Smart Bookmark catalog publishing server software product in object code form, including associated Documentation. First Floor reserved the right to change, modify or discontinue InfoServer at any time.

          d. "Licensed Products" shall mean an exact object code copy of the Products in machine readable form together within exact copy of the end-user documentation included in the definition of such Products.

          e. "Products" shall mean First Floor's Smart Bookmarks or InfoServer product.

          f. "Proprietary Rights" shall mean patent rights, copyrights, trademark rights, trade secret rights and all other intellectual property rights throughout the world.

          g. "Smart Bookmarks" shall mean First Floor's single use Smart Bookmarks client software product developed specifically for use with Internet/Web-based Marketing Encyclopedia Systems, in object code form, including associated Documentation. First Floor reserved the right to change, modify or discontinue Smart Bookmarks at any time.

          h. "Updates" shall mean current version updates, corrections, revisions, new versions, modifications, and additions to the Products that First Floor makes commercially available to all of its end users and distributors of Internet/Web-based Marketing Encyclopedia Systems.

          2.   License Grant.
               -------------

          2.1  License.  Subject to all the terms of this Agreement, First Floor
               -------
grants to Aurum a non-transferable license:

               a. to license Licensed Products only as provided herein and only directly to end-user customers. However, Aurum may use subdistributors provided that any such subdistributor may not make copies or use other subdistributors and shall be bound by an enforceable writing to all the limitations and restrictions of this Agreement.

               b. to use the Products only for the purpose of testing or demonstrating to prospective end-users in accordance with documentation provided by First Floor.

               c. to exchange Internal Licenses. (200) copies of Smart Bookmarks will be exchanged for (20) SalesTrack clients and (1) SalesTrack server to be installed by First Floor.

          2.2  License Restrictions.  During the term of Exclusivity each party
               --------------------
is prohibited from announcing or deploying solutions with competitors such that:

                   (i) Aurum is prohibited from distributing Web-based client-side technology that (A) manages URLs or any file type or (B) monitors files for changed and updated information or (C) caches files on a local hard drive for off-line viewing.

                   (ii) First Floor is prohibited from distributing the Products to any competitors ("Competitors") set forth in Attachment A.

          2.3  Proprietary Rights.    Notwithstanding anything else, First Floor
               ------------------
and its licensors retain (i) all title to, and, except as expressly licensed herein, all rights to the Products, all copies and derivative works thereof (by whomever produced) and all related documentation and materials, (ii) all of their service marks, trademarks, trade names or any other designations (and notwithstanding anything else herein, Aurum may not use nay trade name or trademark of First Floor described in Attachment C, and (iii) all copyrights, patent rights, trade secret rights and other proprietary rights in the Products. Aurum will have no right to receive any source code with respect to any Products, except as follows:

          a. First Floor agrees to keep, and maintain current, a copy of the source code and relevant materials (hereinafter referred to as "Escrow Materials") for the Products in escrow with a mutually agreeable escrow agent (the "Escrow Agent"). A copy of the Escrow Materials for each correction, improvement, enhancement, update and new release of the Products will also be delivered to the Escrow Agent to be held in escrow; provided, however, that First Floor need not update the Escrow Materials more frequently than either twice per year or upon each new major release of the Program. First Floor to the Escrow Agent. First Floor shall further instruct the Escrow Agent to confirm the type of Escrow Materials then held, should Aurum so request in writing; provided, however, the Aurum may make such request no more than once in any six (6) month period.

          Aurum, First Floor and Escrow Agent shall enter into an agreement setting out the terms of this Section 2.3, and further providing that immediately upon notification by Aurum of the occurrence of an event described in Paragraph (b) below and requesting delivery of the Escrow Materials, the Escrow agent shall immediately give notice thereof to First Floor. If First Floor does not challenge the request within fifteen (15) days of receipt of such notice, the Escrow Agent may proceed; otherwise, the matter shall be referred to a court of competent jurisdiction.

          b. First Floor's agreement with the Escrow Agent shall provide that a copy of the Escrow Materials for the Products will be delivered to Aurum by the Escrow Agent in the event the (i) First Floor (or its successors or assigns) ceases doing business as a going concern, or (ii) an involuntary bankruptcy petition is not discharged within 120 days after the First Floor receives notice of the filing of the petition and First Floor discontinues supporting the software for any reason or (iii) First Floor discontinues or is in material breach of its support obligations for the Software and does not provide appropriate support ninety (90) days after receiving a request from Aurum to do so.

          c. Upon delivery of the Escrow Materials to Aurum, Aurum shall have nontransferable, nonexclusive license to use the Escrow Materials to support and maintain the Products for existing Sublicensees for no other purpose. First Floor shall retain all ownership right, title and interest in and to the Escrow Materials, including all patents, copyrights, trademarks, trade secrets and other intellectual property rights inherent therein. Aurum shall maintain the Escrow Materials in the strictest confidence and disclose them to employees only as necessary to exercise its rights granted herein. The object code derived from the source code is subject to the same restric tions as apply to the Products distributed under this Agreement.

          2.4  End User Restrictions.  Without the express consent of First
               ---------------------
Floor, Aurum shall not (i) delete or fail to reproduce any copyright or other proprietary notices appearing in the Products, (ii) disassemble, decompile or otherwise reverse engineer the Products or otherwise attempt to learn the source code, structure , algorithms underlying the Products, (iii) rent or otherwise provide temporary access to the Products (except for purposes of product demonstrations or similar promotional activities). If Aurum provides long-term leasing of the Products the terms and condi tions for re-selling the Products in the Agreement shall apply. All Aurum distribution licenses or end-user licenses pertaining to the Products shall prohibit others from doing any of the foregoing, in similar, but no less restrictive terms. Aurum will make no warranty, guarantee or representation, whether written or oral, on First Floor's behalf.

          2.5  End User Licenses.  Aurum and its subdistributors shall
               -----------------
distribute the Products only pursuant to an end user license agreement in form and content substantially similar to the form attached to this Agreement as Attachment B. Any material changes to the form shall be subject to First Floor's prior approval, which shall not be unreasonably withheld or delayed. Furthermore, if a Licensed Product is to be provided to a government agency or to anyone that may acquire it pursuant to a government contract or with government funds, Aurum will ensure, in the case of the U.S. government, that the attached End-User Software License Agreement (as modified by the Govern ment License Attachment thereto) is incorporated into any relevant proposals and contracts and that the provisions of the Government License Attachment are effectively implemented. In the case of any other government, Aurum will ensure that the Licensed Products and First Floor's rights are protected to the maximum extent possible.

          3.   MARKETING.
               ---------

          3.1  Joint Marketing.
               ---------------

          a. To promote effective marketing of the Products, the parties will undertake certain joint marketing activities. All joint marketing activities shall be subject to the mutual agreement of the parties, but should include: joint advertising, joint mailings, marketing, press tours, and development of collateral materials to promote to Product. Furthermore, both Aurum and First Floor agree to:

               (i)    Press/Media Activities.  A press tour and media blitz for
                      ----------------------
Aurum's Internet/Web-based Marketing Encyclopedia System strategy will feature First Floor as the key agent and off-line viewing technology component.

               (ii)   Industry Shows and Seminars.  For the term of Exclusivity,
                      ---------------------------
First Floor will be highlighted by Aurum in a similar fashion to that of the upcoming DCI show on June 13, 1996 where First Floor will be prominently mentioned in Mary Coleman's keynote presentation entitled "Internet Enabled Sales & Marketing" and where Aurum will have a 40 ft. by 30 ft. booth with a stage presentation, including special focus on the Internet and a demo substation labeled the "Intra Intelligence" center which will feature First Floor's Smart Bookmarks product.

               (iii)  Sales Presence.  Aurum will train the entire direct sales
                      --------------
force on the new Internet/Web-based Marketing Encyclopedia System with Smart Bookmarks.

               (iv)   Partner/System Integrator Visibility.  Aurum will
                      ------------------------------------
introduce Smart Bookmarks as an integral a part of an Internet/Web-based Marketing Encyclopedia System Solution to the SFA system integrators, including CTP, KPMG, E&Y, and Delotte & Touche.

               (v)    Joint Lead Sharing.
                      ------------------

               (vi)   Mutual links on Web Sites.
                      --------------------------

               (vii)  Aurum will make reasonable efforts to use "Bulletins" and
                      ---------------------------------------------------------
"Monitor Me'" Buttons on Aurum's web site.
-----------------------------------------

          The level of participation marketing efforts accorded to First Floor in this Section 3.1(a) shall be a least equivalent to the level of participation afforded to Aurum's similar licensors who are afforded any of the foregoing privileges.

               b. In addition, Aurum agrees that it shall issue with First Floor a joint press release in a form agreed upon by the parties immediately upon execution of this Agreement. Aurum agrees that it shall prominently refer to and credit First Floor in each subsequent release of the Products developed by First Floor.

          3.2  Branding of the Product.
               -----------------------

          a. First Floor hereby grants Aurum a license to use the First Floor trademarks, service marks and trade names (including, but not limited to the name and logo of First Floor) identified on Attachment C hereto (the "Trademarks") solely for the purpose of promoting the sales of the Products; First Floor may add to, delete from or modify the Trademarks from time to time. Aurum agrees that all advertising and promotional material prominently contain First Floor's name and logo, and shall otherwise comply with First Floor's marketing guidelines in effect from time to time. Aurum shall not at any time do or permit any act to be done which may in any way impair the rights of First Floor In the trademarks and trade names involved herein. Aurum will discontinue all use of the Trademarks immediately upon the termination or expiration of this Agreement, or upon First Floor's specific direction.

          b. First Floor may from time to time request and inspect copies of the Products to confirm Aurum's compliance with the foregoing provisions and First Floor quality standards then in effect. In the event that First Floor determines that Aurum is not in compliance with such provisions and standards, First Floor shall have the right to suspend Aurum's use of the Trademarks until such time as Aurum meets such standards and provisions to First Floor's satisfaction.

          3.3  Aurum Marketing.  Aurum shall diligently market (including,
               ---------------
without limitation, inclusion of the Products in Aurum's catalogs and other promotional materials that Aurum may determine is appropriate for the Products), distribute and support the Products on a continuing basis. In support of Aurum's marketing efforts, First Floor will supply Aurum with a reasonable quantity of First Floor's existing sales literature.


     4.   PAYMENT TERMS.
          -------------

          4.1  Royalties.  Aurum shall pay First Floor (i) Fifty dollars
               ---------
($50.00) for each copy of Smart Bookmark product it distributes, (ii) One thousand dollars ($1000.00) for each copy of

InfoServer product it distributes, and (iii) 7% for Support and Maintenance. Nothing in this Agreement shall be construed as restricting Aurum from reselling the Products at any resale price it chooses.

          4.2  Support and Maintenance.  First Floor will provide support and
               -----------------------
maintenance services for so long as this Agreement is in effect under the terms and conditions set forth in Attachment D. Corrections and updates to the Product provided under that agreement will be considered Products. If First Floor materially fails to provide such services for a Product and such failure continues for more than (10) consecutive days, Aurum shall be entitled to receive from First Floor, pursuant to an escrow arrangement, a copy of all source code used by First Floor in the maintenance or support of such Product.

          4.3  Payments.  Except as provided in the previous section, payments
               --------
shall be made in U.S. dollars within 30 days after the calendar quarter of distribution. Late payments will bear interest at the rate of 1.5% per month or, if lower, the maximum rate allowed by law.

     5.   AURUM COVENANTS.  Except as expressly provided herein or as otherwise
          ---------------
agreed to by the parties and as conditions of Aurum's license hereunder, Aurum agrees:

          a. not to modify, create any derivative work of, or include in any other software the Products or Licensed Products or any portion thereof.

          b. not to delete, alter, add to or fail to reproduce in and on any Licensed Product and media the name of the Product and any copyright or other notices appearing in or on any copy, media or master or package materials provided by First Floor.

          c. not to reverse assemble, decompile, reverse engineer or otherwise attempt to derive source code (or the underlying algorithms, structure or organization) from the Product or Licensed Product or from any other information.

          d. to use its commercially reasonable efforts to successfully market, distribute and support (including installation, training and other support) the Products on a continuing basis and to comply with good business practices and all laws and regulations relevant to this Agreement or the subject matter hereof. In its distribution efforts, Aurum will use the then current names used by First Floor for the Products (but will not represent or imply that it is First Floor or is a part of First Floor).

          e. to keep First Floor informed as to any problems encountered with the Products and any resolutions arrived at for those problems, and to communicate promptly to First Floor any and all modifications, design changes or improvements of the Products suggested by any customer, employee or agent.

          f. in addition to and without in any way limiting Aurum's other obligations hereunder, use all methods to protect First Floor's rights with respect to the Products, Licensed

Products and Proprietary Information as it uses to protect its own or any third party's software, confidential information or rights of a similar nature.

     6.   CONFIDENTIALITY.  Each party agrees that all source code, inventions,
          ---------------
algorithms, know-how it obtains from the other and all other business, technical and financial information it obtains from the other are the confidential property of the disclosing party ("Proprietary Information"). Except as expressly allowed herein, the receiving party will hold in confidence and not use or disclose any Proprietary Information and shall similarly bind its employees and contractors in writing. Notwithstanding the foregoing, Proprietary Information shall not include any information which (i) is or falls within the public domain without fault of the recipient; (ii) is hereafter rightfully obtained by the recipient from a third party without breach of any obligation to the disclosing party; (iii) the recipient independently develops by employees without access to or the benefit of any Proprietary Information as shown by documentary evidence; or (iv) is produced in compliance with applicable law or the requirement of any judicial, legislative or regulatory authority, provided that the recipient first gives the disclosing party written notice of such law or order in order that the disclosing party may have an opportunity to object and/or attempt to limit such production.

     7.   WARRANTY AND DISCLAIMER.  First Floor warrants that, for a period of
          -----------------------
ninety (90) days from delivery to Aurum, the Products when operated as directed, will substantially conform to the accompanying Documentation, and the media on which the Products are supplied will be free from defects in material and workmanship. First Floor's sole liability for any breach of this warranty shall be to repair or replace any defective software or media, or, if the above remedies are impracticable, to refund the license fees paid for the defective Product units. Repaired, corrected or replaced Products shall be covered by this limited warranty for the period remaining under the warranty that covered the original Product. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT FIRST FLOOR MAKES NO WARRANTIES TO ANY PERSON WITH RESPECT TO THE PRODUCTS OR ANY SERVICES OR LICENSES AND DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANT ABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

     8.   LIMITED LIABILITY.  EXCEPT IN THE CASE OF A BREACH OF SECTION 6 OR 2.2
          -----------------
WITH RESPECT TO FIRST FLOOR'S INDEMNITY OBLIGATIONS HEREIN, IN NO EVENT WILL EITHER PARTY BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOST PROFITS OR LOST DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES. EXCEPT WITH RESPECT TO FIRST FLOOR'S INDEMNITY OBLIGATIONS, IN NO EVENT WILL FIRST FLOOR BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE AUTHORITY FOR ANY AMOUNTS IN EXCESS OF THE GREATER OF THE AGGREGATE OF THE AMOUNTS PAID TO FIRST FLOOR HEREUNDER OR TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000).

     9.   RELATIONSHIP OF PARTIES.  The parties hereto are independent
          -----------------------
contractors. Nothing contained herein or done in pursuance of this Agreement shall constitute either party the agent of the other part for any purpose or in any sense whatsoever, or constitute the parties as partners or joint venturers. Each part is solely responsible for all of its employees land agents and its labor costs and expenses arising in connection herewith.

     10.  ASSIGNMENT.  This Agreement and the rights hereunder are not
          ----------
transferable or assignable without the prior written consent of the parties hereto, except for rights to payment and except to a person or entity who acquires all or substantially all of the assets or business of a party, whether by sale, merger or otherwise. The license provided hereunder is not sublicensable or transferable by Aurum except that Aurum may provide licenses to end-users in accordance with the provisions of this Agreement and may use subdistributors to do so.

     11.  TERM AND TERMINATION.
          --------------------

     11.1 Term.  This Agreement shall have a term of twelve (12) months
          ----
(commencing on the Effective Date) unless terminated earlier as provided herein.

     11.2 Term of Exclusivity.  The Term of Exclusivity shall commence on the
          -------------------
Effective Date and shall terminate on September 30, 1996. An extension to the Term of Exclusivity will be mutual and will be negotiated in good faith by both parties.

     11.3 Termination.  Either party shall have the right to terminate this
          -----------
Agreement immediately, upon written notice, in the event the other party: (i) materially breaches a material provision of this Agreement and fails to cure such breach within thirty (30) days of written notice; (ii) terminates or suspends its business for a period of more than 3 calendar months; or (iii) becomes subject to any bankruptcy or insolvency proceeding under federal or state statute, provided, however, that the parties specifically agree that they and any Trustee in Bankruptcy shall abide by the terms of Section 365(n) of the Bankruptcy Code with respect to the licenses granted pursuant to this Agreement.

     11.4 Effect of Termination.
          ---------------------

          a.   Upon expiration or termination to this Agreement, then:

                    (i) all rights and licenses granted herein shall terminate except that end user licenses granted by Aurum or its subdistributors prior to termination shall remain in effect in accordance with their terms and except that Aurum and its subdistributors may continue to distribute the Products for a period of one hundred eighty (180) days to meet bona-fide orders granted prior to termination, and to sublicense existing inventory of packaged Products, and subject to Aurum's obligation to make payments hereunder. Aurum's license to use the Products shall also continue in effect only to the extent necessary to provide support and maintain existing customers;

                    (ii) Aurum shall return to First Floor, or destroy, all of First Floor's Proprietary Information; and

                    (iii) the provisions of Sections 2.3, 2.4, and 6 through 13 shall remain in effect.

               b.   Remedy.  Termination is not the sole remedy under this
                    ------
agreement and, whether or not termination is effected, all other remedies will remain available.

     12.  INFRINGEMENT.  While First Floor has conducted no investigations
          ------------
whatsoever, it is not aware of any infringement that will result from distribution of Licensed Products in accordance with the terms hereof. If Aurum becomes aware of a potential infringement or claim thereof, it will immediately notify First Floor. First Floor agrees to defend Aurum from any claim, suit or proceeding alleging that the Products (Indemnified Items"), when used and distributed in accordance with the terms and conditions of this Agreement, infringes any patent, copyright, trade secret, trademark or other intellectual property right of any third party and agrees to pay any liabilities, damages, costs and expenses (including the actual fees of attorneys and other professionals and all related costs and expenses) awarded in any such claim, suit or proceeding provided that Aurum gives First Floor prompt written notice of any such claim, grants First Floor the sole control of the defense and any related settlement negotiations, cooperates with First Floor in the defense of any such claim and does not agree to settle any such claim without First Floor's prior written consent. If it is adjudicatively determined that the Products, or any part thereof, infringe any patent, copyright, trade secret, trademark or other intellectual property right, or is the use of the Products, or any part thereof, is, as a result, enjoined, then First Floor may, at its expense , either (i) procure for Aurum the right to use and distribute the Products as provided herein (ii) replace the Products with other non-infringing products which substantially meet the specifications for the Products; or (iii) suitably modify the Product so that they are not infringing; provided that the modified software substantially meets the specifications for such Products. Notwithstanding the foregoing, First Floor shall have no liability to Aurum if the infringement results form (a) use of the Product in combination with other software if the Product alone would not have been so infringing, (b) modifications to the Product not made by First Floor if such infringement would have been avoided by the absence of such modification or (c) use of other than the version of the Product most recently offered to Aurum if such infringement would have been avoided by use of current version.

          13.  GENERAL
               -------

          a.   Amendment and Waiver.  Except as otherwise expressly provided
               --------------------
herein, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in any particular instance and either retroactively or prospectively) only with the written consent of the parties. However, it is the intention of the parties that this Agreement be controlling over additional or different terms of any purchase order, confirmation, invoice or similar document, even if accepted in writing by both parties, and that waivers and amendments shall be effective only if made by non-pre-printed agreements clearly understood by both parties to be an amendment or waiver.

          b.   Governing Law and Legal Actions.  This Agreement shall be
               -------------------------------
governed by and construed under the laws of the State of California and the United States without regard to conflicts of laws provisions thereof and without regard to the United Nations Convention on Contracts for the International Sale of Goods. The sole jurisdiction and venue for actions related to the subject matter hereof shall be the California state and U.S. federal courts having within their jurisdiction Santa Clara County. Both parties consent to the jurisdiction of such courts and agree that process may be served in the manner provided herein for giving of notices or otherwise as allowed by California state or U.S. federal law. In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover costs and attorneys' fees.

          c.   Headings.  Headings and captions are for convenience only and are
               --------
not to be used in the interpretation of this Agreement.

          d.   Notices.  Notices, consents and approvals under this Agreement
               --------
shall be sufficient only if in writing personally delivered, delivered by a major commercial rapid delivery courier service or mailed by certified or registered mail, return receipt requested to a party at its addresses first set forth herein or as amended by notice pursuant to this subsection. If not received sooner, notice by mail shall be deemed received 5 days after deposit in the U.S. mails.

          e.   Entire Agreement.  This Agreement supersedes all proposals, oral
               ----------------
or written, all negotiations, conversations, or discussions between or among parties relating to the subject matter of this Agreement and all past dealing or industry custom.

          f.   Severability.  If any provision of this Agreement is held to be
               ------------
illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

          g.   Nondisclosure of Terms.  Except to the extent required by law or
               ----------------------
in connection with required disclosures to prospective investors or otherwise in connection with an acquisition, merger, financing or public offering, neither party will disclose the terms of this Agreement without written approval from the other party.

          h.   Export Control.  Aurum shall comply with all export laws and
               --------------
restrictions and regulations of the Department of Commerce of other United States or foreign agency or authority, and shall not export or reexport, and shall cause each of its distributors to agree not to export or reexport, any Product or any direct product thereof in violation of any such restrictions, laws or regulations, or to Cuba, Libya, North Korea, Iran, Iraq or any country for which the U.S. has imposed an embargo on export of commodities; Aurum shall obtain any necessary licenses and/or exemptions with respect to the export from the U.S. of all material or items deliverable by First Floor and shall demonstrate to First Floor compliance with all applicable laws and regulations.

          i.   Recitals and Attachments.  The recitals set forth above and the
               ------------------------
attached Attachments and Schedules shall be deemed to be a part of this Agreement as though such provisions and attachments had been set forth in full in this Agreement.

          j.   Counterparts.  This Agreement may be executed in any number of
               ------------
counter parts, each of which shall be deemed an original instrument, by all of which together shall constitute only one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

                                    AURUM:


                                    By:   /s/ Mary E. Coleman
                                       -----------------------------------------

                                    Name  Mary E. Coleman
                                        ----------------------------------------

                                    Title CEO
                                         ---------------------------------------

                                    Date   6/10/96
                                        ----------------------------------------



                                    FIRST FLOOR SOFTWARE, INC.


                                    By    /s/ Alex Blum
                                      ------------------------------------------

                                    Name  Alex Blum
                                        ----------------------------------------

                                    Title V.P. Business Dev.
                                         ---------------------------------------

                                    Date   6/3/96
                                        ----------------------------------------

                                 ATTACHMENT A

                                  COMPETITORS


Siebel Systems
Brock Control Systems, Inc.
Saratoga Systems, Inc.
Clarify
The Vantive Corporation
SalesKit Software Corporation
Salesoft, Inc.
Scopus Technology, Inc.
Metropolis Software, Inc.
Borealis
Sales Tech
FasTech

                                 ATTACHMENT B

                          END USER LICENSE AGREEMENT
                 [Aurum's End Use License Agreement goes here]

                         GOVERNMENT LICENSE ATTACHMENT


     This attachment relates to and is incorporated into the above referenced Agreement. Capitalized terms in this attachment that are defined in the Agreement have the same meaning as in the Agreement. The entire Agreement (as modified by this Government License Attachment) must be attached to and incorporated into any relevant government contract.

     The software and accompanying documentation are deemed to be "commercial computer software" and "commercial computer software documentation," respectively, pursuant to DFAR Section 227.7202 and FAR Section 12.212(b), as applicable. Any use, modification, reproduction, release, performing, displaying or disclosing of the software and accompanying documentation by the U.S. Government shall be governed solely by the terms of this Agreement and shall be prohibited except to the extent expressly permitted by the terms of this Agreement.

                                 ATTACHMENT C

                        FIRST FLOOR SOFTWARE TRADEMARKS


     The First Floor Trademarks shall mean the tradename "First Floor", together with such other trademarks and logos (including trademark symbols) as may be specified by First Floor from time to time.

     Artwork and usage specifications for use of the First Floor Trademarks shall be no more burdensome to Aurum, and at least as flexible, as those typified by standard industry practice.

                                 ATTACHMENT D

                            SUPPORT AND MAINTENANCE


     1.   Definitions.  In addition to the terms defined below, capitalized
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terms used herein without definition shall have the meanings assigned to such terms in the Agreement to which this document is attached.

          (A) "Error Correction" shall mean either a software modification or addition, that, when made or added to the Product, eliminates the adverse effect of a Product Problem, or a procedure or routine that, when observed in the regular operation of the Product, eliminates the practical adverse effect of a Product Problem.

          (B) "Product Problem" shall mean a reproducible error condition that causes the Product not to function in accordance with the published specifications then applicable to the Product.

     2.   Support.  Aurum shall provide all "front-line" telephone, facsimile
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and electronic mail support to end users of the Product.  First Floor will provide Aurum with direct technical telephone support. This support will include direct telephone support from First Floor, Monday through Friday, during First Floor's normal business hours (First Floor holidays excepted). First Floor may also provide support via Internet mail access, and facsimile.

          (A) Each part agrees to promptly notify the other part of any problems encountered with the Product and any resolutions arrived at for those problems.

          (B) Aurum shall use reasonable efforts to communicate to First Floor material modifications, design changes or improvements of the Product suggested by any customer, employee or agent.

          (C) To ensure that Aurum support personnel are familiar with the Product, First Floor will, from time to time, provide training programs for such personnel, at no cost to Aurum. Training will be conducted at Aurum's facilities (or such other locations as the parties may agree upon). The content of such programs shall be determined by the parties.

     3.   Product Maintenance.  During the term of this Agreement, First Floor
          -------------------
agrees to use commercially reasonable efforts to provide Error Corrections for all Product Problems reported by Aurum to first Floor, according the response objectives established in this Section 3. If Aurum submits a Product Problem to First Floor for resolution, Aurum shall provide to First Floor a detailed description of the Product Problem. Aurum and First Floor shall prioritize any such Product Problem submitted to First Floor for resolution in accordance with the hierarchy described below. Aurum shall supply any additional information reasonably requested by First Floor and Aurum shall make its support personnel available (at no cost to First Floor) to assist in the problem identification and resolution. Aurum will use reasonable efforts to provide a focal point for communicating Product Problems to First Floor.

          (A) Definitions. The response time objectives are defined as follows:

               (i) "Critical". End User is unable to use the Product, resulting in critical impact on operations. For example: Data is corrupted; no obvious workaround; requires program or design changes; causes a system failure, corrupts operating system or hardware.

               (ii) "Serious". End-user is able to use the Product but is severely restricted. For example: Causes program failure; workaround is awkward or inefficient; misleading output. System crashes may also be classified as serious if caused by an unusual or unlikely set of commands.

               (iii) "Medium". End use can use the product with limitations that are not critical to overall operations. For example: the workaround is acceptable and does not seriously impact operations; prevents a user from using a preferable procedure; confusing interface; externals not affected.

               (iv) "Low". End-use can circumvent the problem and use the product with only slight inconvenience. For example: The workaround becomes the permanent solution; correct use is obvious.

          (B) Response Objective. First Floor will respond to a reported Product Problem as follows:

               (i) With respect to a Critical Problem, First Floor will use reasonable efforts to acknowledge (i.e. calling Aurum back to scope and define the Product Problem and make a first attempt at problem resolution) within one
(1) working hour and provide a response (i.e. making further attempts to resolve the problem; this may include exchange of code and documentation of trouble shooting work completed) within one (1) working day and a solution with ten (10) working days of receiving notice of the Product Problem. If a solution cannot reasonably be provided within ten (10) days of receiving notice of the Product Problem, First Floor shall develop and present a plan to Aurum to provide a solution as soon as reasonably practical. Such plan will be mutually agreed upon and include First Floor's best efforts for a timely solution.

               (ii) With respect to a Serious Problem, First Floor will use reasonable efforts to acknowledge within four (4) working hours and provide a response within ten (10) working days and a solution within ten (10) working days of receiving notice of the Product Problem. If a solution cannot reasonably be provided within ten (10) days of receiving notice of the Product Problem, First Floor shall develop and present a plan to Aurum to provide a solution as soon as reasonably practical.

               (iii) With respect to a Medium or Low Problem, First Floor will use reasonable efforts to provide an Error Correction as soon as reasonably practical, provided, however, that if a subsequent release of the Product is then under development, such Error Correction may be incorporated into that next release.

          (C)  Ongoing Product Problem.   If, after expiration of the time
periods set forth in Section 2(B) above, First Floor has not resolved a Critical or Serious Problem, Aurum may suspend the payment of any Royalties or minimum royalty payments payable under Section 4 of the Agree ment, until such time as the Product Problem has been resolved. Under no circumstances are any payments already paid or due pursuant to this Agreement ever refundable or credited as a results of any ongoing or unresolved Product Problems.

                                      -3-